Exhibit 99.1
Triumph Bancorp Reports Third Quarter Net Income to Common Stockholders of $23.6 million
DALLAS – October 20, 2021 (GLOBE NEWSWIRE) – Triumph Bancorp, Inc. (Nasdaq: TBK) (“Triumph” or the “Company”) today announced earnings and operating results for the third quarter of 2021.
As part of how we measure our results, we use certain non-GAAP financial measures to ascertain performance. These non-GAAP financial measures are reconciled in the section labeled “Metrics and non-GAAP financial reconciliation” at the end of this press release.
2021 Third Quarter Highlights
•For the third quarter of 2021, net income to common shareholders was $23.6 million, and diluted earnings per share were $0.94.
•Net interest income was $91.8 million.
•Non-interest income was $12.1 million.
•Non-interest expense was $72.8 million.
•Net interest margin was 6.69%. Yield on loans and the average cost of our total deposits were 7.92% and 0.16%, respectively.
•Credit loss expense for the quarter ended September 30, 2021 was a benefit of $1.2 million.
•Net charge-offs were $3.7 million, or 0.08% of average loans, for the quarter.
•We recognized a downward adjustment to third quarter interest income of $3.5 million related to certain factored receivables. The majority of this adjustment represents a timing difference for revenue that will be recognized in future periods. This adjustment will have minimal impact on subsequent quarters.
•The total dollar value of invoices purchased by Triumph Business Capital was $3.532 billion with an average invoice size of $2,300. The transportation average invoice size for the quarter was $2,195.
•TriumphPay processed 3,760,948 invoices paying carriers a total of $4.191 billion.
Balance Sheet
Total loans held for investment decreased $48.5 million, or 1.0%, during the third quarter to $4.783 billion at September 30, 2021. Average loans held for investment for the quarter decreased $27.9 million, or 0.6%, to $4.771 billion.
Total deposits were $4.823 billion at September 30, 2021, an increase of $97.1 million, or 2.1%, in the third quarter of 2021. Non-interest-bearing deposits accounted for 42% of total deposits and non-time deposits accounted for 84% of total deposits at September 30, 2021.
Asset Quality and Allowance for Credit Loss
Our nonperforming assets ratio at September 30, 2021 was 0.86%. Approximately 2 basis points of this ratio at September 30, 2021 consisted of $1.4 million of the acquired Over-Formula Advance portfolio which represents the portion that is not covered by CVLG's indemnification. An additional 32 basis points of this ratio at September 30, 2021 consisted of $19.4 million of the Misdirected Payments. Over-Formula Advances and Misdirected Payments are discussed in greater detail below.
Our past-due loan ratio at September 30, 2021 was 2.31%. Approximately 21 basis points of this ratio at September 30, 2021 consisted of $10.1 million of past due factored receivables related to the Over-Formula Advance portfolio. An additional 40 basis points of this ratio at September 30, 2021 consisted of the $19.4 million of Misdirected Payments, as discussed below.

Our ACL as a percentage of loans held for investment decreased 9 basis point during the quarter to 0.86% at September 30, 2021.
CARES Act and Paycheck Protection Program
As of September 30, 2021, our balance sheet reflected deferrals on outstanding loan balances of $32.2 million to assist customers impacted by COVID-19. Modifications related to the COVID-19 pandemic and qualifying under the provisions of Section 4013 of the CARES Act are not considered troubled debt restructurings. As of September 30, 2021, these deferred balances carried accrued interest of $0.1 million.
As of September 30, 2021, we carried 815 PPP loans representing a balance of $87.4 million classified as commercial loans. We recognized $1.6 million in fees from the SBA on PPP loans during the three months ended September 30, 2021 and carry $3.6 million of deferred fees on PPP loans at quarter end. The remaining fees will be amortized over the respective lives of the loans or recognized upon forgiveness of the loans.
Items related to our July 2020 acquisition of TFS
As disclosed on our SEC Forms 8-K filed on July 8, 2020 and September 23, 2020, we acquired the transportation factoring assets of TFS, a wholly owned subsidiary of Covenant Logistics Group, Inc. ("CVLG"), and subsequently amended the terms of that transaction. There were no material developments related to that transaction that impacted our operating results for the three months ended September 30, 2021.
At September 30, 2021, the carrying value of the acquired over-formula advances was $10.1 million, the total reserve on acquired over-formula advances was $10.1 million and the balance of our indemnification asset, the value of the payment that would be due to us from CVLG in the event that these over-advances are charged off, was $4.8 million.
As of September 30, 2021 we carried a separate $19.4 million receivable (the “Misdirected Payments”) payable by the United States Postal Service (“USPS”) arising from accounts factored to the largest over-formula advance carrier. This amount is separate from the acquired Over-Formula Advances. The amounts represented by this receivable were paid by the USPS directly to such customer in contravention of notices of assignment delivered to, and previously honored by, the USPS, which amount was then not remitted back to us by such customer as required. The USPS disputes their obligation to make such payment, citing purported deficiencies in the notices delivered to them. In addition to commencing litigation against such customer, we have commenced litigation against the USPS seeking a ruling that the USPS was obligated to make the payments represented by this receivable directly to us. During the third quarter of 2021 we, together with the USPS, entered into a stipulation of dismissal without prejudice for our initial action with respect to this matter in United States Federal District Court and filed a new action seeking recourse from the USPS in the United States Court of Federal Claims. Based on our legal analysis and discussions with our counsel advising us on this matter, we continue to believe it is probable that we will prevail in such action and that the USPS will have the capacity to make payment on such receivable. Consequently, we have not reserved for such balance as of September 30, 2021. The full amount of such receivable is reflected in non-performing and past due factored receivables as of September 30, 2021 in accordance with our policy. As of September 30, 2021, the entire $19.4 million Misdirected Payments amount was greater than 90 days past due.
Conference Call Information
Aaron P. Graft, Vice Chairman and CEO and Brad Voss, CFO will review the quarterly results in a conference call for investors and analysts beginning at 7:00 a.m. Central Time on Thursday, October 21, 2021.
To participate in the live conference call, please dial 1-855-940-9472 (Canada: 1-855-669-9657) and request to be joined into the Triumph Bancorp, Inc. call.  A simultaneous audio-only webcast may be accessed via the Company's website at www.triumphbancorp.com through the Investor Relations, News & Events, Webcasts and Presentations links, or through a direct link here at: https://services.choruscall.com/links/tbk211021.html. An archive of this conference call will subsequently be available at this same location on the Company’s website.

About Triumph
Triumph Bancorp, Inc. (Nasdaq: TBK) is a financial holding company headquartered in Dallas, Texas.  Triumph offers a diversified line of banking, payments, and factoring services products through its bank subsidiary, TBK Bank, SSB. www.triumphbancorp.com
Forward-Looking Statements
This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market areas; the impact of COVID-19 on our business, including the impact of the actions taken by governmental authorities to try and contain the virus or address the impact of the virus on the United States economy (including, without limitation, the CARES Act), and the resulting effect of all of such items on our operations, liquidity and capital position, and on the financial condition of our borrowers and other customers; our ability to mitigate our risk exposures; our ability to maintain our historical earnings trends; changes in management personnel; interest rate risk; concentration of our products and services in the transportation industry; credit risk associated with our loan portfolio; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve nonperforming assets; inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates; risks related to the integration of acquired businesses, including our acquisition of HubTran Inc. and developments related to our acquisition of Transport Financial Solutions and the related over-formula advances, and any future acquisitions; our ability to successfully identify and address the risks associated with our possible future acquisitions, and the risks that our prior and possible future acquisitions make it more difficult for investors to evaluate our business, financial condition and results of operations, and impairs our ability to accurately forecast our future performance; lack of liquidity; fluctuations in the fair value and liquidity of the securities we hold for sale; impairment of investment securities, goodwill, other intangible assets or deferred tax assets; our risk management strategies; environmental liability associated with our lending activities; increased competition in the bank and non-bank financial services industries, nationally, regionally or locally, which may adversely affect pricing and terms; the accuracy of our financial statements and related disclosures; material weaknesses in our internal control over financial reporting; system failures or failures to prevent breaches of our network security; the institution and outcome of litigation and other legal proceedings against us or to which we become subject; changes in carry-forwards of net operating losses; changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and their application by our regulators; governmental monetary and fiscal policies; changes in the scope and cost of FDIC, insurance and other coverages; failure to receive regulatory approval for future acquisitions; and increases in our capital requirements.
While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in Triumph’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 12, 2021.

Non-GAAP Financial Measures
This press release includes certain non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided at the end of this press release.

The following table sets forth key metrics used by Triumph to monitor our operations. Footnotes in this table can be found in our definitions of non-GAAP financial measures at the end of this document.

	As of and for the Three Months Ended					As of and for the Nine Months Ended
(Dollars in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	September 30, 2021	September 30, 2020
Financial Highlights:
Total assets	$6,024,535	$6,015,877	$6,099,628	$5,935,791	$5,836,787	$6,024,535	$5,836,787
Loans held for investment	$4,782,730	$4,831,215	$5,084,512	$4,996,776	$4,852,911	$4,782,730	$4,852,911
Deposits	$4,822,575	$4,725,450	$4,789,665	$4,716,600	$4,248,101	$4,822,575	$4,248,101
Net income available to common stockholders	$23,627	$27,180	$33,122	$31,328	$22,005	$83,929	$30,995

Performance Ratios - Annualized:
Return on average assets	1.61%	1.84%	2.29%	2.21%	1.65%	1.91%	0.80%
Return on average total equity	11.85%	14.27%	18.42%	17.73%	13.24%	14.72%	6.63%
Return on average common equity	12.13%	14.70%	19.14%	18.44%	13.61%	15.18%	6.62%
Return on average tangible common equity (1)	19.21%	20.92%	26.19%	25.70%	19.43%	22.12%	9.51%
Yield on loans(2)	7.92%	7.77%	7.24%	7.20%	7.05%	7.65%	6.92%
Cost of interest bearing deposits	0.27%	0.31%	0.41%	0.54%	0.79%	0.33%	1.07%
Cost of total deposits	0.16%	0.20%	0.28%	0.38%	0.56%	0.21%	0.79%
Cost of total funds	0.38%	0.34%	0.42%	0.51%	0.67%	0.38%	0.90%
Net interest margin(2)	6.69%	6.47%	6.06%	6.20%	5.83%	6.41%	5.52%
Net non-interest expense to average assets	4.00%	3.75%	3.14%	2.54%	3.23%	3.63%	3.14%
Adjusted net non-interest expense to average assets (1)	4.00%	3.55%	3.14%	2.54%	3.17%	3.57%	3.37%
Efficiency ratio	70.13%	67.96%	62.57%	55.95%	65.15%	66.98%	68.07%
Adjusted efficiency ratio (1)	70.13%	65.09%	62.57%	55.95%	64.18%	66.00%	70.61%

Asset Quality:(3)
Past due to total loans	2.31%	2.28%	1.96%	3.22%	2.40%	2.31%	2.40%
Non-performing loans to total loans	0.90%	1.06%	1.17%	1.16%	1.17%	0.90%	1.17%
Non-performing assets to total assets	0.86%	0.97%	1.15%	1.15%	1.52%	0.86%	1.52%
ACL to non-performing loans	95.75%	88.92%	80.87%	164.98%	159.67%	95.75%	159.67%
ACL to total loans	0.86%	0.95%	0.94%	1.92%	1.88%	0.86%	1.88%
Net charge-offs to average loans	0.08%	0.01%	0.85%	0.03%	0.02%	0.94%	0.08%

Capital:
Tier 1 capital to average assets(4)	10.43%	9.73%	10.89%	10.80%	10.75%	10.43%	10.75%
Tier 1 capital to risk-weighted assets(4)	11.06%	10.33%	11.28%	10.60%	10.32%	11.06%	10.32%
Common equity tier 1 capital to risk-weighted assets(4)	9.45%	8.74%	9.72%	9.05%	8.72%	9.45%	8.72%
Total capital to risk-weighted assets	13.69%	12.65%	13.58%	13.03%	12.94%	13.69%	12.94%
Total equity to total assets	13.62%	13.17%	12.53%	12.24%	11.89%	13.62%	11.89%
Tangible common stockholders' equity to tangible assets(1)	8.63%	8.04%	8.98%	8.56%	8.09%	8.63%	8.09%

Per Share Amounts:
Book value per share	$30.87	$29.76	$28.90	$27.42	$26.11	$30.87	$26.11
Tangible book value per share (1)	$19.73	$18.35	$21.34	$19.78	$18.38	$19.73	$18.38
Basic earnings (loss) per common share	$0.95	$1.10	$1.34	$1.27	$0.89	$3.40	$1.28
Diluted earnings (loss) per common share	$0.94	$1.08	$1.32	$1.25	$0.89	$3.33	$1.27
Adjusted diluted earnings per common share(1)	$0.94	$1.17	$1.32	$1.25	$0.91	$3.42	$0.99
Shares outstanding end of period	25,123,342	25,109,703	24,882,929	24,868,218	24,851,601	25,123,342	24,851,601

Unaudited consolidated balance sheet as of:

(Dollars in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
ASSETS
Total cash and cash equivalents	$532,764	$444,439	$380,811	$314,393	$288,278
Securities - available for sale	164,816	193,627	205,330	224,310	242,802
Securities - held to maturity, net	5,488	5,658	5,828	5,919	6,096
Equity securities	5,623	5,854	5,826	5,826	6,040
Loans held for sale	26,437	31,136	22,663	24,546	36,716
Loans held for investment	4,782,730	4,831,215	5,084,512	4,996,776	4,852,911
Allowance for credit losses	(41,017)	(45,694)	(48,024)	(95,739)	(90,995)
Loans, net	4,741,713	4,785,521	5,036,488	4,901,037	4,761,916
FHLB and other restricted stock	4,901	8,096	9,807	6,751	18,464
Premises and equipment, net	104,311	106,720	105,390	103,404	105,455
Other real estate owned ("OREO"), net	893	1,013	1,421	1,432	1,704
Goodwill and intangible assets, net	280,055	286,567	188,006	189,922	192,041
Bank-owned life insurance	41,540	41,912	41,805	41,608	41,440
Deferred tax asset, net	—	—	1,260	6,427	7,716
Indemnification asset	4,786	5,246	5,246	36,225	31,218
Other assets	111,208	100,088	89,747	73,991	96,901
Total assets	$6,024,535	$6,015,877	$6,099,628	$5,935,791	$5,836,787
LIABILITIES
Non-interest bearing deposits	$2,020,984	$1,803,552	$1,637,653	$1,352,785	$1,315,900
Interest bearing deposits	2,801,591	2,921,898	3,152,012	3,363,815	2,932,201
Total deposits	4,822,575	4,725,450	4,789,665	4,716,600	4,248,101
Customer repurchase agreements	11,990	9,243	2,668	3,099	14,192
Federal Home Loan Bank advances	30,000	130,000	180,000	105,000	435,000
Payment Protection Program Liquidity Facility	97,554	139,673	158,796	191,860	223,713
Subordinated notes	106,755	87,620	87,564	87,509	87,455
Junior subordinated debentures	40,467	40,333	40,201	40,072	39,944
Deferred tax liability, net	982	3,333	—	—	—
Other liabilities	93,538	87,837	76,730	64,870	94,540
Total liabilities	5,203,861	5,223,489	5,335,624	5,209,010	5,142,945
EQUITY
Preferred Stock	45,000	45,000	45,000	45,000	45,000
Common stock	282	282	280	280	279
Additional paid-in-capital	499,282	494,224	490,699	489,151	488,094
Treasury stock, at cost	(104,600)	(104,486)	(103,059)	(103,052)	(102,942)
Retained earnings	373,512	349,885	322,705	289,583	258,254
Accumulated other comprehensive income (loss)	7,198	7,483	8,379	5,819	5,157
Total stockholders' equity	820,674	792,388	764,004	726,781	693,842
Total liabilities and equity	$6,024,535	$6,015,877	$6,099,628	$5,935,791	$5,836,787

Unaudited consolidated statement of income:

	For the Three Months Ended					For the Nine Months Ended
(Dollars in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	September 30, 2021	September 30, 2020
Interest income:
Loans, including fees	$44,882	$45,988	$48,706	$50,723	$48,774	$139,576	$147,491
Factored receivables, including fees	50,516	47,328	37,795	37,573	31,468	135,639	76,861
Securities	1,126	1,187	1,650	1,519	1,927	3,963	6,710
FHLB and other restricted stock	28	27	76	56	122	131	474
Cash deposits	183	158	126	68	73	467	640
Total interest income	96,735	94,688	88,353	89,939	82,364	279,776	232,176
Interest expense:
Deposits	1,948	2,470	3,372	4,308	5,834	7,790	23,095
Subordinated notes	2,449	1,350	1,349	1,347	1,348	5,148	4,016
Junior subordinated debentures	443	446	442	452	462	1,331	1,662
Other borrowings	124	140	170	234	341	434	2,273
Total interest expense	4,964	4,406	5,333	6,341	7,985	14,703	31,046
Net interest income	91,771	90,282	83,020	83,598	74,379	265,073	201,130
Credit loss expense (benefit)	(1,187)	(1,806)	(7,845)	4,680	(258)	(10,838)	33,649
Net interest income after credit loss expense (benefit)	92,958	92,088	90,865	78,918	74,637	275,911	167,481
Non-interest income:
Service charges on deposits	2,030	1,857	1,787	1,643	1,470	5,674	3,631
Card income	2,144	2,225	1,972	1,949	2,091	6,341	5,832
Net OREO gains (losses) and valuation adjustments	(9)	(287)	(80)	(217)	(41)	(376)	(399)
Net gains (losses) on sale of securities	4	1	—	16	3,109	5	3,210
Fee income	5,198	4,470	2,249	1,615	1,402	11,917	4,392
Insurance commissions	1,231	1,272	1,486	1,327	990	3,989	2,905
Gain on sale of subsidiary	—	—	—	—	—	—	9,758
Other	1,457	4,358	6,877	16,053	1,472	12,692	8,670
Total non-interest income	12,055	13,896	14,291	22,386	10,493	40,242	37,999
Non-interest expense:
Salaries and employee benefits	43,769	41,658	35,980	33,798	31,651	121,407	93,177
Occupancy, furniture and equipment	6,388	6,112	5,779	7,046	5,574	18,279	15,720
FDIC insurance and other regulatory assessments	353	500	977	350	360	1,830	1,170
Professional fees	2,362	5,052	2,545	2,326	3,265	9,959	7,023
Amortization of intangible assets	3,274	2,428	1,975	2,065	2,141	7,677	6,265
Advertising and promotion	1,403	1,241	890	1,170	1,105	3,534	3,548
Communications and technology	7,090	6,028	5,900	5,639	5,569	19,018	16,514
Other	8,174	7,779	6,846	6,904	5,632	22,799	19,359
Total non-interest expense	72,813	70,798	60,892	59,298	55,297	204,503	162,776
Net income before income tax	32,200	35,186	44,264	42,006	29,833	111,650	42,704
Income tax expense	7,771	7,204	10,341	9,876	6,929	25,316	10,810
Net income	$24,429	$27,982	$33,923	$32,130	$22,904	$86,334	$31,894
Dividends on preferred stock	(802)	(802)	(801)	(802)	(899)	(2,405)	(899)
Net income available to common stockholders	$23,627	$27,180	$33,122	$31,328	$22,005	$83,929	$30,995

Earnings per share:

	For the Three Months Ended					Nine Months Ended
(Dollars in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	September 30, 2021	September 30, 2020
Basic
Net income to common stockholders	$23,627	$27,180	$33,122	$31,328	$22,005	$83,929	$30,995
Weighted average common shares outstanding	24,759,419	24,724,128	24,675,109	24,653,099	24,592,092	24,719,861	24,298,897
Basic earnings per common share	$0.95	$1.10	$1.34	$1.27	$0.89	$3.40	$1.28

Diluted
Net income to common stockholders - diluted	$23,627	$27,180	$33,122	$31,328	$22,005	$83,929	$30,995
Weighted average common shares outstanding	24,759,419	24,724,128	24,675,109	24,653,099	24,592,092	24,719,861	24,298,897
Dilutive effects of:
Assumed exercises of stock options	121,110	134,358	130,016	101,664	48,102	129,149	53,232
Restricted stock awards	141,204	139,345	169,514	136,239	67,907	146,172	65,893
Restricted stock units	74,268	73,155	66,714	50,156	18,192	71,620	15,198
Performance stock units - market based	131,346	134,313	128,167	112,228	76,095	131,275	30,995
Performance stock units - performance based	—	—	—	—	—	—	—
Employee stock purchase plan	616	3,708	1,418	—	—	1,914	—
Weighted average shares outstanding - diluted	25,227,963	25,209,007	25,170,938	25,053,386	24,802,388	25,199,991	24,464,215
Diluted earnings per common share	$0.94	$1.08	$1.32	$1.25	$0.89	$3.33	$1.27
Shares that were not considered in computing diluted earnings per common share because they were antidilutive are as follows:

	For the Three Months Ended					Nine Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	September 30, 2021	September 30, 2020
Stock options	16,939	16,939	—	—	98,513	16,939	98,513
Restricted stock awards	—	—	—	—	—	195,640	—
Restricted stock units	—	—	—	—	—	17,757	—
Performance stock units - market based	12,020	13,520	—	—	—	12,020	—
Performance stock units - performance based	259,383	265,625	256,625	256,625	261,125	259,383	261,125
Employee stock purchase plan	—	—	—	—	—	—	—
Loans held for investment summarized as of:

(Dollars in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Commercial real estate	$630,106	$701,576	$784,110	$779,158	$762,531
Construction, land development, land	171,814	185,444	223,841	219,647	244,512
1-4 family residential properties	127,073	135,288	142,859	157,147	164,785
Farmland	82,990	91,122	97,835	103,685	110,966
Commercial	1,398,497	1,453,583	1,581,125	1,562,957	1,536,903
Factored receivables	1,607,028	1,398,299	1,208,718	1,120,770	1,016,337
Consumer	12,677	12,389	14,332	15,838	17,106
Mortgage warehouse	752,545	853,514	1,031,692	1,037,574	999,771
Total loans	$4,782,730	$4,831,215	$5,084,512	$4,996,776	$4,852,911

Our banking loan portfolio consists of traditional community bank loans as well as commercial finance product lines focused on businesses that require specialized financial solutions and national lending product lines that further diversify our lending operations.
Banking loans held for investment are further summarized below:

(Dollars in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Commercial real estate	$630,106	$701,576	$784,110	$779,158	$762,531
Construction, land development, land	171,814	185,444	223,841	219,647	244,512
1-4 family residential	127,073	135,288	142,859	157,147	164,785
Farmland	82,990	91,122	97,835	103,685	110,966
Commercial - General	289,242	290,562	288,458	340,850	342,858
Commercial - Paycheck Protection Program	87,413	135,307	237,299	189,857	223,230
Commercial - Agriculture	77,263	76,346	83,859	94,572	112,221
Commercial - Equipment	588,105	604,396	623,248	573,163	509,849
Commercial - Asset-based lending	213,927	181,394	188,825	180,488	160,711
Commercial - Liquid Credit	142,547	165,578	159,436	184,027	188,034
Consumer	12,677	12,389	14,332	15,838	17,106
Mortgage Warehouse	752,545	853,514	1,031,692	1,037,574	999,771
Total banking loans held for investment	$3,175,702	$3,432,916	$3,875,794	$3,876,006	$3,836,574
The following table presents the Company’s operating segments:

(Dollars in thousands)
Three months ended September 30, 2021	Banking	Factoring	Payments	Corporate	Consolidated
Total interest income	$46,175	$47,222	$3,295	$43	$96,735
Intersegment interest allocations	2,452	(2,341)	(111)	—	—
Total interest expense	2,073	—	—	2,891	4,964
Net interest income (expense)	46,554	44,881	3,184	(2,848)	91,771
Credit loss expense (benefit)	(2,399)	1,164	38	10	(1,187)
Net interest income after credit loss expense	48,953	43,717	3,146	(2,858)	92,958
Noninterest income	7,371	1,557	3,086	41	12,055
Noninterest expense	41,183	19,106	11,416	1,108	72,813
Operating income (loss)	$15,141	$26,168	$(5,184)	$(3,925)	$32,200

(Dollars in thousands)
Three months ended June 30, 2021	Banking	Factoring	Payments	Corporate	Consolidated
Total interest income	$47,356	$44,653	$2,675	$4	$94,688
Intersegment interest allocations	2,723	(2,584)	(139)	—	—
Total interest expense	2,610	—	—	1,796	4,406
Net interest income (expense)	47,469	42,069	2,536	(1,792)	90,282
Credit loss expense (benefit)	(4,335)	2,444	218	(133)	(1,806)
Net interest income after credit loss expense	51,804	39,625	2,318	(1,659)	92,088
Noninterest income	10,018	2,742	1,083	53	13,896
Noninterest expense	41,860	17,174	10,842	922	70,798
Operating income (loss)	$19,962	$25,193	$(7,441)	$(2,528)	$35,186

Information pertaining to our factoring segment, which includes only factoring originated by our Triumph Business Capital subsidiary, summarized as of and for the quarters ended:

	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Factored receivable period end balance	$1,479,989,000	$1,284,314,000	$1,118,988,000	$1,036,548,000	$953,434,000
Yield on average receivable balance	13.75%	14.99%	13.85%	13.80%	15.59%
Current quarter charge-off rate(1)	0.24%	0.04%	3.95%	0.02%	0.09%
Factored receivables - transportation concentration	90%	91%	90%	89%	88%

Interest income, including fees	$47,222,000	$44,653,000	$35,824,000	$35,439,000	$30,068,000
Non-interest income(2)	1,557,000	2,742,000	1,757,000	1,358,000	1,157,000
Factored receivable total revenue	48,779,000	47,395,000	37,581,000	36,797,000	31,225,000
Average net funds employed	1,235,610,000	1,072,405,000	936,528,000	924,899,000	694,170,000
Yield on average net funds employed	15.66%	17.73%	16.27%	15.83%	17.89%

Accounts receivable purchased	$3,531,811,000	$3,068,262,000	$2,492,468,000	$2,461,249,000	$1,984,490,000
Number of invoices purchased	1,535,321	1,401,695	1,188,678	1,189,271	1,027,839
Average invoice size	$2,300	$2,189	$2,097	$2,070	$1,931
Average invoice size - transportation	$2,195	$2,090	$1,974	$1,943	$1,787
Average invoice size - non-transportation	$4,944	$4,701	$4,775	$5,091	$5,181
(1)March 31, 2021 includes a $41.3 million charge-off related to the TFS acquisition, which contributed approximately 3.94% to the net charge-off rate for the quarter.
(2)Total factoring segment non-interest income was $6.4 million, $15.5 million, and $3.2 million for the three months ended March 31, 2021, December 31, 2020 and September 30, 2020.
March 31, 2021 non-interest income used to calculate yield on average net funds employed excludes a $4.7 million gain on our indemnification asset.
December 31, 2020 non-interest income used to calculate yield on average net funds employed excludes a gain of $8.9 million related to CVLG’s delivery of proceeds resulting from the liquidation of its acquired stock and a $5.3 million gain on our indemnification asset.
September 30, 2020 non-interest income used to calculate yield on average net funds employed excludes a $2.0 million gain recognized on the increased value of the receivable due from CVLG resulting from the amended TFS acquisition agreement.

Information pertaining to our payments segment, which includes only our TriumphPay division, summarized as of and for the quarters ended:

	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Factored receivable period end balance	$127,039,000	$113,985,000	$89,730,000	$84,222,000	$62,903,000

Interest income	$3,295,000	$2,675,000	$1,969,000	$2,034,000	$1,361,000
Noninterest income	3,086,000	1,083,000	73,000	51,000	47,000
Total revenue	$6,381,000	$3,758,000	$2,042,000	$2,085,000	$1,408,000

Pre-tax operating income (loss)	$(5,184,000)	$(7,441,000)	$(2,552,000)	$(2,026,000)	$(1,936,000)
Interest expense	111,000	139,000	167,000	178,000	147,000
Depreciation and software amortization expense	77,000	68,000	65,000	63,000	63,000
Intangible amortization expense	1,490,000	497,000	—	—	—
Earnings (losses) before interest, taxes, depreciation, and amortization	$(3,506,000)	$(6,737,000)	$(2,320,000)	$(1,785,000)	$(1,726,000)
Transaction costs	—	2,992,000	—	—	—
Adjusted earnings (losses) before interest, taxes, depreciation, and amortization(1)	$(3,506,000)	$(3,745,000)	$(2,320,000)	$(1,785,000)	$(1,726,000)

Number of invoices processed	3,760,948	3,165,119	2,529,673	1,818,145	1,408,232
Amount of payments processed	$4,191,424,000	$3,426,808,000	$2,301,632,000	$1,920,037,000	$1,221,305,000
(1)Adjusted earnings (losses) before interest, taxes, depreciation, and amortization excludes material gains and expenses related to merger and acquisition-related activities and is a non-GAAP financial measure used to provide meaningful supplemental information regarding the segment's operational performance and to enhance investors' overall understanding of such financial performance by removing the volatility associated with certain acquisition-related items that are unrelated to our core business.
Deposits summarized as of:

(Dollars in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Non-interest bearing demand	$2,020,984	$1,803,552	$1,637,653	$1,352,785	$1,315,900
Interest bearing demand	795,234	760,874	729,364	688,680	634,272
Individual retirement accounts	86,012	87,052	89,748	92,584	94,933
Money market	472,242	395,035	402,070	393,325	384,476
Savings	483,946	474,163	464,035	421,488	405,954
Certificates of deposit	574,539	612,730	740,694	790,844	857,514
Brokered time deposits	117,064	306,975	516,006	516,786	344,986
Other brokered deposits	272,554	285,069	210,095	460,108	210,066
Total deposits	$4,822,575	$4,725,450	$4,789,665	$4,716,600	$4,248,101

Net interest margin summarized for the three months ended:

	September 30, 2021			June 30, 2021
(Dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Interest earning cash balances	$474,122	$183	0.15%	$572,485	$158	0.11%
Taxable securities	154,017	948	2.44%	165,786	967	2.34%
Tax-exempt securities	27,839	178	2.54%	33,451	220	2.64%
FHLB and other restricted stock	7,956	28	1.40%	9,518	27	1.14%
Loans	4,777,409	95,398	7.92%	4,814,050	93,316	7.77%
Total interest earning assets	$5,441,343	$96,735	7.05%	$5,595,290	$94,688	6.79%
Non-interest earning assets:
Other assets	579,288			498,515
Total assets	$6,020,631			$6,093,805
Interest bearing liabilities:
Deposits:
Interest bearing demand	$779,625	$435	0.22%	$757,529	$469	0.25%
Individual retirement accounts	86,571	126	0.58%	88,142	143	0.65%
Money market	417,435	225	0.21%	398,290	216	0.22%
Savings	479,915	185	0.15%	468,517	178	0.15%
Certificates of deposit	595,001	725	0.48%	664,478	1,157	0.70%
Brokered time deposits	99,116	29	0.12%	138,102	51	0.15%
Other brokered deposits	441,446	223	0.20%	685,397	256	0.15%
Total interest bearing deposits	2,899,109	1,948	0.27%	3,200,455	2,470	0.31%
Federal Home Loan Bank advances	36,522	22	0.24%	39,341	22	0.22%
Subordinated notes	114,071	2,449	8.52%	87,590	1,350	6.18%
Junior subordinated debentures	40,390	443	4.35%	40,251	446	4.44%
Other borrowings	127,946	102	0.32%	138,649	118	0.34%
Total interest bearing liabilities	$3,218,038	$4,964	0.61%	$3,506,286	$4,406	0.50%
Non-interest bearing liabilities and equity:
Non-interest bearing demand deposits	1,912,398			1,749,858
Other liabilities	72,173			51,257
Total equity	818,022			786,404
Total liabilities and equity	$6,020,631			$6,093,805
Net interest income		$91,771			$90,282
Interest spread			6.44%			6.29%
Net interest margin			6.69%			6.47%
Loan balance totals include respective nonaccrual assets.
Net interest spread is the yield on average interest earning assets less the rate on interest bearing liabilities.
Net interest margin is the ratio of net interest income to average interest earning assets.
Average rates have been annualized.

Additional information pertaining to our loan portfolio, including loans held for investment and loans held for sale, summarized for the quarters ended:

(Dollars in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Average Banking loans	$3,299,152	$3,516,747	$3,722,895	$3,777,553	$3,707,293
Average Factoring receivables	1,362,856	1,195,209	1,048,968	1,024,307	768,087
Average Payments receivables	115,401	102,094	76,412	74,947	50,683
Average total loans	$4,777,409	$4,814,050	$4,848,275	$4,876,807	$4,526,063
Banking yield	5.40%	5.25%	5.31%	5.34%	5.23%
Factoring yield	13.75%	14.99%	13.85%	13.80%	15.59%
Payments Yield	11.33%	10.51%	10.45%	10.80%	10.68%
Total loan yield	7.92%	7.77%	7.24%	7.20%	7.05%

Metrics and non-GAAP financial reconciliation:

	As of and for the Three Months Ended					As of and for the Nine Months Ended
(Dollars in thousands, except per share amounts)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	September 30, 2021	September 30, 2020
Net income available to common stockholders	$23,627	$27,180	$33,122	$31,328	$22,005	$83,929	$30,995
Transaction costs	—	2,992	—	—	827	2,992	827
Gain on sale of subsidiary or division	—	—	—	—	—	—	(9,758)
Tax effect of adjustments	—	(715)	—	—	(197)	(715)	2,254
Adjusted net income available to common stockholders - diluted	$23,627	$29,457	$33,122	$31,328	$22,635	$86,206	$24,318

Weighted average shares outstanding - diluted	25,227,963	25,209,007	25,170,938	25,053,386	24,802,388	25,199,991	24,464,215
Adjusted diluted earnings per common share	$0.94	$1.17	$1.32	$1.25	$0.91	$3.42	$0.99

Average total stockholders' equity	$818,022	$786,404	$746,849	$720,892	$688,327	$784,019	$642,151
Average preferred stock liquidation preference	(45,000)	(45,000)	(45,000)	(45,000)	(45,000)	(45,000)	(17,080)
Average total common stockholders' equity	773,022	741,404	701,849	675,892	643,327	739,019	625,071
Average goodwill and other intangibles	(284,970)	(220,310)	(188,980)	(191,017)	(192,682)	(231,751)	(189,776)
Average tangible common stockholders' equity	$488,052	$521,094	$512,869	$484,875	$450,645	$507,268	$435,295

Net income available to common stockholders	$23,627	$27,180	$33,122	$31,328	$22,005	$83,929	$30,995
Average tangible common equity	488,052	521,094	512,869	484,875	450,645	507,268	435,295
Return on average tangible common equity	19.21%	20.92%	26.19%	25.70%	19.43%	22.12%	9.51%

Net interest income	$91,771	$90,282	$83,020	$83,598	$74,379	$265,073	$201,130
Non-interest income	12,055	13,896	14,291	22,386	10,493	40,242	37,999
Operating revenue	103,826	104,178	97,311	105,984	84,872	305,315	239,129
Gain on sale of subsidiary or division	—	—	—	—	—	—	(9,758)
Adjusted operating revenue	$103,826	$104,178	$97,311	$105,984	$84,872	$305,315	$229,371
Non-interest expenses	$72,813	$70,798	$60,892	$59,298	$55,297	$204,503	$162,776
Transaction costs	—	(2,992)	—	—	(827)	(2,992)	(827)
Adjusted non-interest expenses	$72,813	$67,806	$60,892	$59,298	$54,470	$201,511	$161,949
Adjusted efficiency ratio	70.13%	65.09%	62.57%	55.95%	64.18%	66.00%	70.61%

Adjusted net non-interest expense to average assets ratio:
Non-interest expenses	$72,813	$70,798	$60,892	$59,298	$55,297	$204,503	$162,776
Transaction costs	—	(2,992)	—	—	(827)	(2,992)	(827)
Adjusted non-interest expenses	$72,813	$67,806	$60,892	$59,298	$54,470	$201,511	$161,949
Total non-interest income	$12,055	$13,896	$14,291	$22,386	$10,493	$40,242	$37,999
Gain on sale of subsidiary or division	—	—	—	—	—	—	(9,758)
Adjusted non-interest income	$12,055	$13,896	$14,291	$22,386	$10,493	$40,242	$28,241
Adjusted net non-interest expenses	$60,758	$53,910	$46,601	$36,912	$43,977	$161,269	$133,708
Average total assets	$6,020,631	$6,093,805	$6,013,668	$5,788,549	$5,518,708	$6,042,677	$5,304,903
Adjusted net non-interest expense to average assets ratio	4.00%	3.55%	3.14%	2.54%	3.17%	3.57%	3.37%

Total stockholders' equity	$820,674	$792,388	$764,004	$726,781	$693,842	$820,674	$693,842
Preferred stock liquidation preference	(45,000)	(45,000)	(45,000)	(45,000)	(45,000)	(45,000)	(45,000)
Total common stockholders' equity	775,674	747,388	719,004	681,781	648,842	775,674	648,842
Goodwill and other intangibles	(280,055)	(286,567)	(188,006)	(189,922)	(192,041)	(280,055)	(192,041)
Tangible common stockholders' equity	$495,619	$460,821	$530,998	$491,859	$456,801	$495,619	$456,801
Common shares outstanding	25,123,342	25,109,703	24,882,929	24,868,218	24,851,601	25,123,342	24,851,601
Tangible book value per share	$19.73	$18.35	$21.34	$19.78	$18.38	$19.73	$18.38

Total assets at end of period	$6,024,535	$6,015,877	$6,099,628	$5,935,791	$5,836,787	$6,024,535	$5,836,787
Goodwill and other intangibles	(280,055)	(286,567)	(188,006)	(189,922)	(192,041)	(280,055)	(192,041)
Tangible assets at period end	$5,744,480	$5,729,310	$5,911,622	$5,745,869	$5,644,746	$5,744,480	$5,644,746
Tangible common stockholders' equity ratio	8.63%	8.04%	8.98%	8.56%	8.09%	8.63%	8.09%

1)Triumph uses certain non-GAAP financial measures to provide meaningful supplemental information regarding Triumph's operational performance and to enhance investors' overall understanding of such financial performance. The non-GAAP measures used by Triumph include the following:
•“Adjusted diluted earnings per common share” is defined as adjusted net income available to common stockholders divided by adjusted weighted average diluted common shares outstanding. Excluded from net income available to common stockholders are material gains and expenses related to merger and acquisition-related activities, including divestitures, net of tax. In our judgment, the adjustments made to net income available to common stockholders allow management and investors to better assess our performance in relation to our core net income by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business. Weighted average diluted common shares outstanding are adjusted as a result of changes in their dilutive properties given the gain and expense adjustments described herein.
•"Tangible common stockholders' equity" is defined as common stockholders' equity less goodwill and other intangible assets.
•"Total tangible assets" is defined as total assets less goodwill and other intangible assets.
•"Tangible book value per share" is defined as tangible common stockholders' equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets.
•"Tangible common stockholders' equity ratio" is defined as the ratio of tangible common stockholders' equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets.
•"Return on Average Tangible Common Equity" is defined as net income available to common stockholders divided by average tangible common stockholders' equity.
•"Adjusted efficiency ratio" is defined as non-interest expenses divided by our operating revenue, which is equal to net interest income plus non-interest income. Also excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. In our judgment, the adjustments made to operating revenue and non-interest expense allow management and investors to better assess our performance in relation to our core operating revenue by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.
•"Adjusted net non-interest expense to average total assets" is defined as non-interest expenses net of non-interest income divided by total average assets. Excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. This metric is used by our management to better assess our operating efficiency.
2)Performance ratios include discount accretion on purchased loans for the periods presented as follows:

	For the Three Months Ended					For the Nine Months Ended
(Dollars in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	September 30, 2021	September 30, 2020
Loan discount accretion	$1,953	$2,161	$3,501	$2,334	$4,104	$7,615	$8,377
3)Asset quality ratios exclude loans held for sale, except for non-performing assets to total assets.
4)Current quarter ratios are preliminary.
Source: Triumph Bancorp, Inc.
###
Investor Relations:
Luke Wyse
Senior Vice President, Finance & Investor Relations
lwyse@tbkbank.com
214-365-6936

Media Contact:
Amanda Tavackoli
Senior Vice President, Director of Corporate Communication
atavackoli@tbkbank.com
214-365-6930